                                                                   EXHIBIT 10(a)


                                                                  EXECUTION COPY



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                         $1,000,000,000 CREDIT AGREEMENT

                                      among

                      COLUMBIA/HCA HEALTHCARE CORPORATION,

               THE SEVERAL BANKS AND OTHER FINANCIAL INSTITUTIONS
                        FROM TIME TO TIME PARTIES HERETO,

                             CHASE SECURITIES INC.,
                     as Lead Arranger and Sole Book Manager,

                               NATIONSBANK, N.A.,
                             as Documentation Agent,

                              THE BANK OF NEW YORK,
                          THE BANK OF NOVA SCOTIA, and
                         TORONTO-DOMINION (TEXAS), INC.,
                            as Co-Syndication Agents,

                        DEUTSCHE BANK AG NEW YORK BRANCH
                        AND/OR CAYMAN ISLANDS BRANCH and
                              FLEET NATIONAL BANK,
                                  as Co-Agents,

                         SUNTRUST BANK, NASHVILLE, N.A.
                            and WACHOVIA BANK, N.A.,
                                as Lead Managers,

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                           Dated as of March 30, 1999

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


                                TABLE OF CONTENTS

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SECTION 1.   DEFINITIONS .....................................................1
    1.1      Defined Terms ...................................................1
    1.2      Other Definitional Provisions ..................................12

SECTION 2.   AMOUNT AND TERMS OF LOANS ......................................12
    2.1      Loans and Notes ................................................12
    2.2      Fees ...........................................................14
    2.3      Termination or Reduction of Commitments ........................14
    2.4      Optional Prepayments............................................14
    2.5      Mandatory Prepayments and Commitment Reductions ................14
    2.6      Conversion Options; Minimum Amount of Loans ....................15
    2.7      Interest Rate and Payment Dates for Loans ......................15
    2.8      Computation of Interest and Fees ...............................16
    2.9      Inability to Determine Interest Rate ...........................17
    2.10     Pro Rata Borrowings and Payments ...............................17
    2.11     Illegality .....................................................18
    2.12     Requirements of Law ............................................18
    2.13     Capital Adequacy ...............................................19
    2.14     Taxes ..........................................................19
    2.15     Indemnity ......................................................20
    2.16     Application of Proceeds of Loans ...............................21
    2.17     Notice of Certain Circumstances; Assignment of Commitments
             Under Certain Circumstances ....................................21

SECTION 3.   REPRESENTATIONS AND WARRANTIES .................................22
    3.1      Corporate Organization and Existence ...........................22
    3.2      Subsidiaries ...................................................22
    3.3      Financial Information ..........................................22
    3.4      Changes in Condition ...........................................23
    3.5      Assets .........................................................23
    3.6      Litigation .....................................................23
    3.7      Tax Returns ....................................................24
    3.8      Contracts, etc. ................................................24
    3.9      No Legal Obstacle to Agreement ................................ 24
    3.10     Defaults .......................................................24
    3.11     Burdensome Obligations .........................................24
    3.12     Pension Plans ..................................................25
    3.13     Disclosure .....................................................25
    3.14     Environmental and Public and Employee Health and
             Safety Matters .................................................25
    3.15     Federal Regulations ............................................25
    3.16     Investment Company Act; Other Regulations ......................26


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    3.17     Year 2000 Matters ..............................................26

SECTION 4.   CONDITIONS .....................................................26
    4.1      Loan Documents .................................................26
    4.2      Legal Opinions .................................................26
    4.3      Company Officers' Certificate ..................................27
    4.4      Legality, etc. .................................................27
    4.5      General ........................................................27
    4.6      Fees ...........................................................27
    4.7      Amendments to Existing Agreements ..............................27

SECTION 5.   GENERAL COVENANTS ..............................................28
    5.1      Taxes, Indebtedness, etc. ......................................28
    5.2      Maintenance of Properties; Compliance with Law .................28
    5.3      Transactions with Affiliates ...................................29
    5.4      Insurance ......................................................29
    5.5      Financial Statements ...........................................29
    5.6      Ratio of Consolidated Total Debt to Consolidated Total
             Capitalization .................................................32
    5.7      Interest Coverage Ratio ........................................32
    5.8      Distributions ..................................................32
    5.9      Merger or Consolidation ........................................32
    5.10     Sales of Assets ................................................32
    5.11     Compliance with ERISA ..........................................33
    5.12     Negative Pledge ................................................33
    5.13     Sale-and-Lease-back Transactions ...............................34

SECTION 6.   DEFAULTS .......................................................34
    6.1      Events of Default ..............................................34
    6.2      Annulment of Defaults ..........................................37
    6.3      Waivers ........................................................37
    6.4      Course of Dealing ..............................................37
    7.1      Appointment ....................................................37
    7.2      Delegation of Duties ...........................................37
    7.3      Exculpatory Provisions .........................................38
    7.4      Reliance by Agent ..............................................38
    7.5      Notice of Default ..............................................38
    7.6      Non-Reliance on Agent and Other Banks ..........................39
    7.7      Indemnification ................................................39
    7.8      Agent in Its Individual Capacity ...............................39
    7.9      Successor Agent ................................................39

SECTION 8.   MISCELLANEOUS  .................................................40
    8.1      Amendments and Waivers .........................................40

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                                       ii
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
    8.2      Notices .........................................................40
    8.3      No Waiver; Cumulative Remedies ..................................41
    8.4      Survival of Representations and Warranties ......................41
    8.5      Payment of Expenses and Taxes; Indemnity ........................41
    8.6      Successors and Assigns; Participations; Purchasing Banks ........42
    8.7      Adjustments; Set-off ............................................44
    8.8      Counterparts ....................................................45
    8.9      GOVERNING LAW  ..................................................45
    8.10     WAIVERS OF JURY TRIAL ...........................................45
    8.11     Submission To Jurisdiction; Waivers .............................45


SCHEDULES

SCHEDULE I Commitment Amounts and Percentages; Lending Offices; Addresses for Notice
SCHEDULE II  Subsidiaries of the Company
SCHEDULE III Indebtedness
SCHEDULE IV  Applicable Margins
SCHEDULE V   Significant Litigation


EXHIBITS


EXHIBIT A  Form of Tranche 1 Note
EXHIBIT B  Form of Tranche 2 Note
EXHIBIT C  Form of Commitment Transfer Supplement

                  CREDIT AGREEMENT, dated as of March 30, 1999 (this "Agreement"), among COLUMBIA/HCA HEALTHCARE CORPORATION, a Delaware corporation (the "Company"), the several banks and other financial institutions from time to time parties hereto (the "Banks"), CHASE SECURITIES INC., as Lead Arranger and Sole Book Manager, NATIONSBANK, N.A., as Documentation Agent, THE BANK OF NEW YORK, THE BANK OF NOVA SCOTIA, and TORONTO-DOMINION (TEXAS), INC., as Co-Syndication Agents, DEUTSCHE BANK AG NEW YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH and FLEET NATIONAL BANK, as Co-Agents, SUNTRUST BANK, NASHVILLE, N.A. and WACHOVIA BANK, N.A., as Lead Managers, and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Banks hereunder (in such capacity, the "Agent").

                  In consideration of the promises and mutual agreements herein contained and for other good and valuable consideration, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

                  "Affiliate": (a) any director or officer of any corporation or partner or joint venturer or Person holding a similar position in another Person or members of their families, whether or not living under the same roof, or any Person owning beneficially more than 5% of the outstanding common stock or other evidences of beneficial interest of the Person in question, (b) any Person of which any one or more of the Persons described in clause (a) above is an officer, director or beneficial owner of more than 5% of the shares or other beneficial interest and (c) any Person controlled by, controlling or under common control with the Person in question.

                  "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
         (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City (each change in the Prime Rate to be effective on the date such change is publicly announced); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York

         City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; "C/D Reserve Percentage" shall mean, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal three-month certificates of deposit in the secondary market in Dollars in New York City and in an amount of $100,000 or more; "C/D Assessment Rate" shall mean, for any day, the net annual assessment rate (rounded upward to the nearest 1/100 of 1%) determined by Chase to be payable on such day to the Federal Deposit Insurance Corporation or any successor (the "FDIC") for FDIC's insuring time deposits made in Dollars at offices of Chase in the United States; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause
         (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "Alternate Base Rate Loans": Loans hereunder at such time as they are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

                  "Applicable Margin": for each Type of Loan during a Level I Period or Level II Period, the rate per annum set forth under the relevant column heading in Schedule IV. Increases or decreases in the Applicable Margin shall become effective on the first day of the Level I Period or Level II Period, as the case may be, to which such Applicable Margin relates.

                  "Attributable Debt": means (i) as to any capitalized lease obligations, the Indebtedness carried on the balance sheet in respect thereof in accordance with GAAP and (ii) as to any operating leases, the total net amount of rent required to be paid under such leases during the remaining term thereof.

                  "Auditor": any independent certified public accountant of nationally recognized standing and reputation selected by the Company.

                  "Available Commitments": at a particular time, an amount equal to the difference between (a) the amount of the Commitments at such time and (b) the aggregate unpaid principal amount at such time of all Loans.

                  "Bank Obligations": as defined in subsection 6.1.

                  "Benefitted Bank": as defined in subsection 8.7.

                  "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.1(c) as a date on which the Company requests the Banks to make Loans hereunder.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Change in Control": of any corporation, (a) any Person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than the Company, that shall acquire more than 50% of the Voting Stock of such corporation or (b) any Person or group (as defined in preceding clause (a)), other than the Company, that shall acquire more than 20% of the Voting Stock of such corporation and, at any time following an acquisition described in this clause (b), the Continuing Directors shall not constitute a majority of the board of directors of such corporation.

                  "Chase": The Chase Manhattan Bank, a New York banking corporation.

                  "Closing Date": the date on which all of the conditions precedent for the Closing Date set forth in Section 4 are satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment": as to any Bank, its obligation to make a Tranche 1 Loan and a Tranche 2 Loan in the respective amounts not to exceed the amount set forth opposite such Bank's name in Schedule I, as such amount may be reduced from time to time as provided herein.

                  "Commitment Percentage": as to any Bank, the percentage of the aggregate Commitments constituted by such Bank's Commitment.

                  "Commitment Period": the period from and including the Closing Date to but not including the relevant Tranche 1 or Tranche 2 Termination Date, as the case may be, or such earlier date on which the Commitments shall terminate as provided herein.

                  "Commitment Transfer Supplement": a Commitment Transfer Supplement, substantially in the form of Exhibit B.

                  "Consolidated Assets": the consolidated assets of the Company and its Subsidiaries, determined in accordance with GAAP.

                  "Consolidated Earnings Before Interest and Taxes": for any period for which the amount thereof is to be determined, Consolidated Net Income for such period plus all amounts deducted in computing such Consolidated Net Income in respect of interest expense on Indebtedness and income taxes.

                  "Consolidated Interest Expense": for any period for which the amount thereof is to be determined, all amounts deducted in computing Consolidated Net Income for such period in respect of interest expense on Indebtedness determined in accordance with GAAP.

                  "Consolidated Net Income": for any period, the consolidated net income, if any, after taxes, of the Company and its Subsidiaries for such period determined in accordance with GAAP; provided, however, that Consolidated Net Income shall not include any gain or loss attributable to extraordinary items, any sale of assets not in the ordinary course of business or any taxes or tax savings as a result thereof.

                  "Consolidated Net Tangible Assets": means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities as disclosed on the consolidated balance sheet of the Company (excluding any thereof which are by their terms extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding any deferred income taxes that are included in current liabilities), and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with GAAP.

                  "Consolidated Net Worth": as of the date of determination, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the Company and its Subsidiaries at such date.

                  "Consolidated Total Capitalization": for any period for which the amount thereof is to be determined, the sum of Consolidated Net Worth at such date and Consolidated Total Debt at such date.

                  "Consolidated Total Debt": the aggregate of all Indebtedness (including the current portion thereof) of the Company and its Subsidiaries on a consolidated basis.

                  "Continuing Director": any member of the Board of Directors of the Company who is a member of such Board on the date of this Agreement, and any Person who is a member of such Board and whose nomination as a director was approved by a majority of the Continuing Directors then on such Board.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Control Group Person": any Person which is a member of the controlled group or is under common control with the Company within the meaning of Section 414(b) or 414(c) of the Code or Section 4001(b)(1) of ERISA.

                  "Default": any of the events specified in subsection 6.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Distribution": (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Company other than dividends payable solely in shares of common stock of the Company; (b) the purchase, redemption or other acquisition of any shares of any class of capital stock of the Company directly or indirectly through a Subsidiary or otherwise; and (c) any other distribution on or in respect of any shares of any class of capital stock of the Company.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Lending Office": the office of each Bank designated as such in Schedule I.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "Eurodollar Lending Office": the office of each Bank designated as such in Schedule I.

                  "Eurodollar Loans": Loans hereunder at such time as they are made and/or are being maintained at a rate of interest based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the average (rounded upwards to the nearest whole multiple of one sixteenth of one percent) of the respective rates notified to the Agent by the Reference Banks as the rate at which each of their Eurodollar Lending Offices is offered Dollar deposits two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are then being conducted at or about 10:00 A.M., New York City time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of such Reference Bank to be outstanding during such Interest Period.

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans having the same Interest Period (whether or not originally made on the same day).

                  "Event of Default": any of the events specified in subsection 6.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

                  "Facility": each of (a) the Tranche 1 Commitments and the Tranche 1 Loans made thereunder (the "Tranche 1 Facility") and (b) the Tranche 2 Commitments and the Tranche 2 Loans made thereunder (the "Tranche 2 Facility").

                  "February 1997 Five-Year Agreement and Amendment": the Agreement and Amendment, dated as of February 26, 1997 (as amended, modified or supplemented), among the Company, the Co-Agents (as defined therein), Chase, as Agent and as CAF Loan Agent (as defined therein), and the several banks and other financial institutions parties thereto, which adopts and incorporates by reference to the extent provided therein the Five-Year Composite Credit Agreement dated as of February 28, 1996.

                  "Financing Lease": any lease of property, real or personal, if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

                  "GAAP": (a) with respect to determining compliance by the Company with the provisions of subsections 5.6, 5.7 and 5.10, generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in subsection 3.3 and (b) with respect to the financial statements referred to in subsection 3.3 or the furnishing of financial statements pursuant to subsection 5.5 and otherwise, generally accepted accounting principles in the United States of America from time to time in effect.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee Obligation": any arrangement whereby credit is extended to one party on the basis of any promise of another, whether that promise is expressed in terms of an obligation to pay the Indebtedness of another, or to purchase an obligation owed by that other, to purchase assets or to provide funds in the form of lease or other types of payments under circumstances that would enable that other to discharge one or more of its obligations, whether or not such arrangement is listed in the balance sheet of the obligor or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business.

                  "Indebtedness": of a Person, at a particular date, the sum (without duplication) at such date of (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Financing Leases, (c) all obligations of such Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person in excess of $1,000,000, (d) all liabilities secured by any Lien on any property owned by the Company or any Subsidiary even though such Person has not assumed or otherwise become liable for the payment thereof and (e) all Guarantee Obligations relating to any of the foregoing in excess of $1,000,000.

                  "Insolvency" or "Insolvent": at any particular time, a Multiemployer Plan which is insolvent within the meaning of Section 4245 of ERISA.

                  "Interest Payment Date": (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December, commencing on the first of such days to occur after Alternate Base Rate Loans are made or Eurodollar Loans are converted to Alternate Base Rate Loans, (b) as to any Eurodollar Loan in respect of which the Company has selected an Interest Period of one, two or three months, the last day of such Interest Period and (c) as to any Eurodollar Loan in respect of which the Company has selected a longer Interest Period than the periods described in clause (b), the last day of each March, June, September and December falling within such Interest Period and the last day of such Interest Period.

                  "Interest Period": with respect to any Eurodollar Loans:

                              (i) initially, the period commencing on the
                  borrowing or conversion date, as the case may be, with respect to such Eurodollar Loans and ending one, two, three or six months thereafter (or, in the case of the Tranche 2 Loans, with the consent of all the Banks, nine or twelve months thereafter), as selected by the Company in its notice of borrowing as provided in subsection 2.2 or its notice of conversion as provided in subsection 2.8, as the case may be; and

                              (ii) thereafter, each period commencing on the
                  last day of the next preceding Interest Period applicable to such Eurodollar Loans and ending one, two, three or six months thereafter (or, in the case of the Tranche 2 Loans, with the consent of all the Banks, nine or twelve months thereafter), as selected by the Company by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loans;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                            (1) if any Interest Period pertaining to a
                  Eurodollar Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                            (2) if the Company shall fail to give notice as
                  provided above, the Company shall be deemed to have selected an Alternate Base Rate Loan to replace the affected Eurodollar Loan;

                            (3) any Interest Period pertaining to a Eurodollar
                  Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                           (4) any Interest Period pertaining to a Eurodollar
                  Loan that would otherwise end after the relevant Tranche 1 or Tranche 2 Termination Date, as the case may be, shall end on such Tranche 1 or Tranche 2 Termination Date; and

                           (5) the Company shall select Interest Periods so as
                  not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "July 1998 Term Loan Agreement": the $1,000,000,000 Agreement, dated as of July 10, 1998, among the Company, the several banks and other financial institutions from time to time parties thereto, the co-agents, documentation agent and syndication agents named therein and The Chase Manhattan Bank, as Agent and as CAF Loan Agent therein, as the same has been and may be amended, supplemented or otherwise modified or replaced or extended from time to time.

                  "Level I Period": any period during which the lower of the publicly announced ratings by S&P and Moody's of the then current senior unsecured, non-credit enhanced, long-term Indebtedness of the Company that has been publicly issued are BB or better or Ba2 or better, respectively.

                  "Level II Period": any period during which either of the publicly announced ratings by S&P or Moody's of the then current senior unsecured, non-credit enhanced, long-term Indebtedness of the Company that has been publicly issued are equal to or below BB- or unrated or equal to or below Ba3 or unrated, as the case may be.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing).

                  "LifePoint": LifePoint Hospitals, Inc., a Delaware corporation to be formed after the Closing Date.

                  "Loans": the collective reference to the Tranche 1 Loans and the Tranche 2 Loans.

                  "Loan Documents": this Agreement and the Notes.

                  "Moody's": Moody's Investors Service, Inc., or any successor thereto.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": means, with respect to any issuance or sale of Capital Stock or debt securities by the Company or any of its Subsidiaries, the cash proceeds received by the Company or such Subsidiaries net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions, and other customary fees and expenses incurred in connection with such issuance or sale.

                  "Notes": as defined in subsection 2.1(b).

                  "Participants": as defined in subsection 8.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Control Group Person is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Principal Property": means each acute care hospital providing general medical and surgical services (including real property but excluding equipment, personal property and hospitals which primarily provide specialty medical services, such as psychiatric and obstetrical and gynecological services) at least 50% of which is owned by the Company and its Subsidiaries on a consolidated basis and located in the United States of America.

                  "Purchasing Banks": as defined in subsection 8.6(c).

                  "Reference Banks": Chase and Citibank, N.A.

                  "Register": as defined in subsection 8.6(d).

                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System.

                  "Regulation X": Regulation X of the Board of Governors of the Federal Reserve System.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13,.14,.16,.18,.19 or .20 of PBGC Reg. ss. 2615.

                  "Required Banks": (i) during the Commitment Period, Banks whose Commitment Percentages aggregate at least 51% and (ii) after the Commitments have expired or been terminated, Banks whose outstanding Loans represent in the aggregate 51% of the aggregate unpaid principal amount of all outstanding Loans.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, the president, any executive or senior vice president or vice president of the Company, the chief financial officer, treasurer or controller of the Company.

                  "S&P": Standard & Poor's Ratings Service, or any successor thereto.

                  "Sale-and-Leaseback Transaction": means any arrangement entered into by the Company or any Significant Subsidiary with any person (other than the Company or a Significant Subsidiary), or to which any such person is a party, providing for the leasing to the Company or any Significant Subsidiary for a period of more than three years of any Principal Property which has been or is to be held or transferred by the Company or such Significant Subsidiary to such Person or to any other Person (other than the Company or a Significant Subsidiary), to which funds have been or are to be advanced by such Person on the security of the leased property.

                  "Significant Subsidiary": means, at any particular time, any Subsidiary of the Company having total assets of $15,000,000 or more at that time.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Spin-Cos": LifePoint and Triad.

                  "Spin-Offs": the proposed tax-free spin-off distributions of the common stock of the Spin-Cos to the shareholders of the Borrower.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned directly or indirectly through one or more intermediaries, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                  "Taxes": as defined in subsection 2.13.

                  "Tranche 1 Commitment": as to any Bank, the obligation of such Bank, if any, to make a Tranche 1 Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche 1 Commitment" opposite such Bank's name on Schedule I. The original aggregate amount of the Tranche 1 Commitments is $500,000,000.

                  "Tranche 1 Loan": as defined in Section 2.1(a).

                  "Tranche 1 Note": as defined in Section 2.1(b).

                  "Tranche 1 Percentage": as to any Bank at any time, the percentage which such Bank's Tranche 1 Commitment then constitutes of the aggregate Tranche 1 Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Bank's Tranche 1 Loans then outstanding constitutes of the aggregate principal amount of the Tranche 1 Loans then outstanding).

                  "Tranche 1 Termination Date": September 30, 1999.

                  "Tranche 2 Commitment": as to any Bank, the obligation of such Bank, if any, to make a Tranche 2 Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche 2 Commitment" opposite such Bank's name on Schedule I. The original aggregate amount of the Tranche 2 Commitments is $500,000,000.

                  "Tranche 2 Loan": as defined in Section 2.1(a).

                  "Tranche 2 Note": as defined in Section 2.1(c).

                  "Tranche 2 Percentage": as to any Bank at any time, the percentage which such Bank's Tranche 2 Commitment then constitutes of the aggregate Tranche 2 Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Bank's Tranche 2 Loans then outstanding constitutes of the aggregate principal amount of the Tranche 2 Loans then outstanding).

                  "Tranche 2 Termination Date": September 30, 2000.

                  "Transfer Effective Date": as defined in each Commitment Transfer Supplement.

                  "Transferee": as defined in subsection 8.6(f).

                  "Triad": Triad Hospitals, Inc., a Delaware corporation to be formed after the Closing Date.

                  "Type": as to any Loan, its nature as an Alternate Base Rate Loan or Eurodollar Loan.

                  "Voting Stock": of any corporation, shares of capital stock or other securities of such corporation entitled to vote generally in the election of directors of such corporation.

                  "Working Day": any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                      SECTION 2. AMOUNT AND TERMS OF LOANS

                  2.1 Loans and Notes. (a) Subject to the terms and conditions hereof, each Bank severally agrees to make two loans (a "Tranche 1 Loan" and a "Tranche 2 Loan", respectively) to the Company on the Closing Date in an aggregate principal amount not to exceed the Commitment of such Bank in the respective amounts set forth opposite such Bank's name under the first and third columns on Schedule I. The Loans may be (i) Eurodollar Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by the Company and notified to the Agent in accordance with subsection 2.1(d).

                  (b) Upon the request by any Bank, the Tranche 1 Loan made by such Bank shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit A with appropriate insertions as to payee, date and principal amount (a "Tranche 1 Note"), payable to the order of such Bank and evidencing the obligation of the Company to pay a principal amount equal to the amount of the initial Tranche 1 Commitment of such Bank. Each Bank is hereby authorized to record the date, Type and amount of each Tranche 1 Loan made or converted by such Bank, and the date and amount of each payment or prepayment of principal thereof, and, in the case of Eurodollar Loans, the Interest Period with respect thereto, on the schedule annexed to and constituting a part of such Tranche 1 Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure of such Bank to make any such recordation shall not affect the obligations of the Company hereunder or under any Tranche 1 Note. Each such Tranche 1 Note shall (x) be dated the Closing Date, (y) be stated to mature on the Tranche 1 Termination Date, and (z) bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in subsection 2.7.

                  (c) Upon the request by any Bank, the Tranche 2 Loan made by such Bank shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit B with appropriate insertions as to payee, date and principal amount (a "Tranche 2 Note"), payable to the order of such Bank and evidencing the obligation of the Company to pay a principal amount equal to the amount of the initial Tranche 2 Commitment of such Bank. Each Bank is hereby authorized to record the date, Type and amount of each Tranche 2 Loan made or converted by such Bank, and the date and amount of each payment or prepayment of principal thereof, and, in the case of Eurodollar Loans, the Interest Period with respect thereto, on the schedule annexed to and constituting a part of such Tranche 2 Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure of such Bank to make any such recordation shall not affect the obligations of the Company hereunder or under any Tranche 2 Note. Each such Tranche 2 Note shall (x) be dated the Closing Date, (y) be stated to mature on the Tranche 2 Termination Date, and (z) bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in subsection 2.7.

                  (d) The Company may borrow under the Commitments on the Closing Date; provided that the Company shall give the Agent irrevocable notice (which notice must be received by the Agent (i) prior to 11:30 A.M., New York City time, three Business Days prior to the Closing Date, in the case of Eurodollar Loans, and (ii) prior to 10:00 A.M., New York City time, one Business Day prior to the Closing Date, in the case of Alternate Base Rate Loans), specifying (A) the amount to be borrowed, (B) whether the borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans, or a combination thereof, and (C) if the borrowing is to be entirely or partly of Eurodollar Loans, the length of the Interest Period therefor. Upon receipt of such notice from the Company, the Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Company at the office of the Agent set forth in subsection 8.2 prior to 12:00 P.M., New York City time, on the Closing Date in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office of the Agent by crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Agent by the Banks.

                  2.2 Fees. The Company agrees to pay to the Agent the other fees in the amounts, and on the date, agreed to by the Company and the Agent in the fee letter, dated February 25, 1999, between the Agent and the Company.

                  2.3 Termination or Reduction of Commitments. The Company shall have the right, upon not less than five Business Days' notice to the Agent, to terminate the Commitments or, from time to time, to reduce ratably the amount of the Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the amount of the Commitments then in effect. In the case of any reduction, such notice shall specify whether such reduction is of Tranche 1 Commitments or Tranche 2 Commitments or a combination thereof. Any such reduction shall be in an amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof, and shall reduce permanently the amount of the Commitments then in effect.

                  2.4 Optional Prepayments. The Company may on the last day of the relevant Interest Period if the Loans to be prepaid are in whole or in part Eurodollar Loans, or at any time and from time to time if the Loans to be prepaid are Alternate Base Rate Loans, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Alternate Base Rate Loans or a combination thereof and whether the prepayment is of Tranche 1 Loans or Tranche 2 Loans or a combination thereof, and if of a combination thereof, the amount of prepayment allocable to each. Upon receipt of such notice the Agent shall promptly notify each Bank thereof. If such notice is given, the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $5,000,000, or a whole multiple of $1,000,000 in excess thereof, and may only be made if, after giving effect thereto, subsection 2.6(c) shall not have been contravened.

                  2.5 Mandatory Prepayments and Commitment Reductions. (a) The Company shall prepay the Loans and reduce the Commitments in the amount of 100% of the Net Cash Proceeds of any sale or issuance of Capital Stock (excluding any stock issued pursuant to employee and/or director stock option or stock purchase plans) or incurrence of Indebtedness for borrowed money in excess of an aggregate principal amount of $25,000,000 (excluding transactions under $2,000,000) by the Borrower or any of its Subsidiaries after the Closing Date (excluding any Indebtedness incurred by the Spin-Cos in connection with the Spin-Offs) within five Business Days following the date of any such sale, issuance or incurrence.

                  (b) Amounts to be applied in connection with prepayments made pursuant to subsection 2.4 and 2.5 shall be applied, first, to the prepayment of the Tranche 1 Loans in their entirety and, second, to the Tranche 2 Loans. The application of any prepayment pursuant to this subsection 2.5 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this subsection 2.5 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  2.6 Conversion Options; Minimum Amount of Loans. (a) The Company may elect from time to time to convert Eurodollar Loans to Alternate Base Rate Loans by giving the Agent at least two Business Days' prior irrevocable notice of such election (given before 10:00 A.M., New York City time, on the date on which such notice is required), provided that any such conversion of Eurodollar Loans shall, subject to the fourth following sentence, only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert Alternate Base Rate Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election (given before 11:30 A.M., New York City time, on the date on which such notice is required). Upon receipt of such notice, the Agent shall promptly notify each Bank thereof. Promptly following the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its portion of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Eurodollar Loans and Alternate Base Rate Loans may be converted as provided herein, provided that, unless the Required Banks otherwise agree, (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing, (ii) partial conversions shall be in an aggregate principal amount of $5,000,000 or a whole multiple thereof, and (iii) any such conversion may only be made if, after giving effect thereto, subsection 2.6(c) shall not have been contravened.

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in subsection 2.6(a); provided that, unless the Required Banks otherwise agree, no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing, but shall be automatically converted to an Alternate Base Rate Loan on the last day of the then current Interest Period with respect thereto. The Agent shall notify the Banks promptly that such automatic conversion contemplated by this subsection 2.6(b) will occur.

                  (c) All borrowings, conversions, payments, prepayments and selection of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising any Eurodollar Tranche shall not be less than $10,000,000. At no time shall there be more than 10 Eurodollar Tranches.

                  2.7 Interest Rate and Payment Dates for Loans. (a) The Eurodollar Loans comprising each Eurodollar Tranche shall bear interest for each day during each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate plus the Applicable Margin.


                  (b) Alternate Base Rate Loans shall bear interest for each day from and including the date thereof on the unpaid principal amount thereof at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

                  (c) If all or a portion of the principal amount of any Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), each Eurodollar Loan shall, unless the Required Banks otherwise agree, be converted to an Alternate Base Rate Loan at the end of the last Interest Period with respect thereto. Any such overdue principal amount shall bear interest at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to subsection 2.7(a) or (b), and any overdue interest or other amount payable hereunder shall bear interest at a rate per annum which is 2% above the Alternate Base Rate, in each case from the date of such non-payment until paid in full (after as well as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date.

                  (e) The Company shall pay the entire principal amount of (i) the Tranche 1 Loans on the Tranche 1 Termination Date and (ii) the Tranche 2 Loans on the Tranche 2 Termination Date.

                  2.8 Computation of Interest and Fees. (a) Interest in respect of Alternate Base Rate Loans shall be calculated on the basis of a (i) 365-day (or 366-day, as the case may be) year for the actual days elapsed when such Alternate Base Rate Loans are based on the Prime Rate, and (ii) a 360-day year for the actual days elapsed when based on the Base CD Rate or the Federal Funds Effective Rate. Interest in respect of Eurodollar Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Company and the Banks of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Applicable Margin or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate is announced, such Applicable Margin changes as provided herein or such change in or the Eurocurrency Reserve Requirements shall become effective, as the case may be. The Agent shall as soon as practicable notify the Company and the Banks of the effective date and the amount of each such change.

                  (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Agent in determining any interest rate pursuant to subsection 2.7(a) or (c).

                  (c) If any Reference Bank's Commitment shall terminate (otherwise than on termination of all the commitments), or its Loan shall be assigned for any reason whatsoever, such Reference Bank shall thereupon cease to be a Reference Bank, and if, as a result of the foregoing, there shall only be one Reference Bank remaining, then the Agent (after consultation with the

Company) shall, by notice to the Company and the Banks, designate another Bank as a Reference Bank so that there shall at all times be at least two Reference Banks.

                  (d) Each Reference Bank shall use its best efforts to furnished quotations of rates to the Agent as contemplated hereby. If any of the Reference Banks shall be unable or otherwise fails to supply such rates to the Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

                  2.9 Inability to Determine Interest Rate. In the event that:

                      (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the interbank eurodollar market generally, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any requested Interest Period;

                      (ii) only one of the Reference Banks is able to obtain bids for its Dollar deposits for such Interest Period in the manner contemplated by the term "Eurodollar Rate"; or

                      (iii) the Agent shall have received notice prior to the first day of such Interest Period from Banks constituting the Required Banks that the interest rate determined pursuant to subsection 2.8(a) for such Interest Period does not accurately reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their affected Loans during such Interest Period;

with respect to (A) proposed Loans that the Company has requested be made as Eurodollar Loans, (B) Eurodollar Loans that will result from the requested conversion of Alternate Base Rate Loans into Eurodollar Loans or (C) the continuation of Eurodollar Loans beyond the expiration of the then current Interest Period with respect thereto, the Agent shall forthwith give facsimile or telephonic notice of such determination to the Company and the Banks at least one day prior to, as the case may be, the requested Borrowing Date for such Eurodollar Loans, the conversion date of such Loans or the last day of such Interest Period. If such notice is given (x) any requested Eurodollar Loans shall be made as Alternate Base Rate Loans, (y) any Alternate Base Rate Loans that were to have been converted to Eurodollar Loans shall be continued as Alternate Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to Alternate Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made, nor shall the Company have the right to convert Alternate Base Rate Loans to Eurodollar Loans.

                  2.10 Pro Rata Borrowings and Payments. (a) Borrowing by the Company of Loans shall be made ratably from the Banks in accordance with their Commitment Percentages.

                  (b) All payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without set-off, counterclaim or deduction of any kind and shall be made to the Agent, for the account of the Banks, at the Agent's office set forth in subsection 8.2, in lawful money of the United States of America and in immediately available funds.

The Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

                  2.11 Illegality. Notwithstanding any other provisions herein, if after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the Bank shall, within 30 Business Days after it becomes aware of such fact, notify the Company, through the Agent, of such fact, (b) the commitment of such Bank hereunder to make Eurodollar Loans or convert Alternate Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (c) such Bank's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods for such Loans or within such earlier period as required by law. Each Bank shall take such action as may be reasonably available to it without legal or financial disadvantage (including changing its Eurodollar Lending Office) to prevent the adoption of or any change in any such Requirement of Law from becoming applicable to it.

                  2.12 Requirements of Law. (a) If after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) after the date hereof from any central bank or other Governmental Authority:

                       (i) shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loans made by it, or change the basis of taxation of payments to such Bank of principal, facility fee, interest or any other amount payable hereunder in respect of Loans (except for changes in the rate of tax on the overall net income of such Bank);

                       (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank which are not otherwise included in the determination of the Eurodollar Rate hereunder; or

                       (iii) shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank, by any amount which such Bank deems to be material, of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case, in respect of its Eurodollar Loans, then, in any such case, the Company shall promptly pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such additional cost or reduced amount receivable. If a Bank becomes entitled to claim any additional amounts pursuant to this subsection 2.12(a), it shall, within 30 Business Days after it becomes aware of such fact, notify the Company, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Bank, through the Agent, to the Company shall be conclusive in the absence of manifest error. Each Bank shall take such action as may be reasonably available to it without legal or financial disadvantage (including changing its Eurodollar Lending Office) to prevent any such Requirement of Law or change from becoming applicable to it. This covenant shall survive the termination of this Agreement and payment of the outstanding Indebtedness hereunder or pursuant to the Notes.

                  (b) In the event that after the date hereof a Bank is required to maintain reserves of the type contemplated by the definition of "Eurocurrency Reserve Requirements", such Bank may require the Company to pay, promptly after receiving notice of the amount due, additional interest on the related Eurodollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable Eurodollar Rate divided by (B) one minus the Eurocurrency Reserve Requirements over (ii) the applicable Eurodollar Rate. Any Bank wishing to require payment of any such additional interest on account of any of its Eurodollar Loans shall notify the Company no more than 30 Business Days after each date on which interest is payable on such Eurodollar Loan of the amount then due it under this subsection 2.12(b), in which case such additional interest on such Eurodollar Loan shall be payable to such Bank at the place indicated in such notice. Each such notification shall be accompanied by such information as the Company may reasonably request.

                  2.13 Capital Adequacy. If any Bank shall have determined that after the date hereof the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive after the date hereof regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount which is reasonably deemed by such Bank to be material, then from time to time, promptly after submission by such Bank, through the Agent, to the Company of a written request therefor (such request shall include details reasonably sufficient to establish the basis for such additional amounts payable and shall be submitted to the Company within 30 Business Days after it becomes aware of such fact), the Company shall promptly pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. The agreements in this subsection 2.13 shall survive the termination of this Agreement and payment of the Loans and the Notes and all other amounts payable hereunder.

                  2.14 Taxes. (a) All payments made by the Company under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of the Agent and each Bank, net income and franchise taxes imposed on the Agent or such Bank by the jurisdiction under the laws of which the Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Bank's Domestic Lending Office or Eurodollar Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Bank hereunder or under the Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure.

                  (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Company and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Bank which delivers to the Company and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Company and the Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company, certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

                  (c) The agreements in subsection 2.14 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  2.15 Indemnity. The Company agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense (other than any loss of anticipated margin or profit) which such Bank may sustain or incur as a consequence of (a) default by the Company in payment when due of the principal amount of or interest on any Eurodollar Loans of such Bank, (b) default by the Company in making a borrowing or conversion after the Company has given a notice of borrowing in accordance with subsection 2.1(d) or a notice of continuation or conversion pursuant to subsection 2.6(a), (c) default by the Company in making any prepayment after the Company has given a notice in accordance with subsection 2.4 or 2.5 or (d) the making of a prepayment of a Eurodollar Loan on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it to maintain its Eurodollar Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Any Bank claiming any amount under this subsection 2.15 shall provide calculations, in reasonable detail, of the amount of its loss or expense. This covenant shall survive termination of this Agreement and payment of the outstanding Indebtedness hereunder or pursuant to the Notes.

                  2.16 Application of Proceeds of Loans. Subject to the provisions of the following sentence, the Company may use the proceeds of the Loans for any lawful corporate purpose, including for the repurchase of shares of common stock of the Company and the repayment of loans under the February 1997 Five-Year Agreement and Amendment. The Company will not, directly or indirectly, apply any part of the proceeds of any such Loan for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U, or to refund any indebtedness incurred for such purpose, except in a manner which is not in violation of Regulations U and X.

                  2.17 Notice of Certain Circumstances; Assignment of Commitments Under Certain Circumstances. (a) Any Bank claiming any additional amounts payable pursuant to subsections 2.12, 2.13 or 2.14 or exercising its rights under subsection 2.11, shall, in accordance with the respective provisions thereof, provide notice to the Company and the Agent. Such notice to the Company and the Agent shall include details reasonably sufficient to establish the basis for such additional amounts payable or the rights to be exercised by the Bank.

                  (b) Any Bank claiming any additional amounts payable pursuant to subsections 2.12, 2.13 or 2.14 or exercising its rights under subsection 2.11, shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or to change the jurisdiction of its applicable lending office if the making of such filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Bank, be otherwise disadvantageous to such Bank.

                  (c) In the event that the Company shall be required to make any additional payments to any Bank pursuant to subsections 2.12, 2.13 or 2.14 or any Bank shall exercise its rights under subsection 2.11, the Company shall have the right at its own expense, upon notice to such Bank and the Agent, to require such Bank to transfer and to assign without recourse (in accordance with and subject to the terms of subsection 8.6) all its interest, rights and obligations under this Agreement to another financial institution (including any Bank) acceptable to the Agent (which approval shall not be unreasonably withheld) which shall assume such obligations; provided that (i) no such assignment shall conflict with any Requirement of Law and (ii) such assuming financial institution shall pay to such Bank in immediately available funds on the date of such assignment the outstanding principal amount of such Bank's Loans hereunder together with accrued interest thereon and all other amounts accrued for its account or owed to it hereunder, including, but not limited to additional amounts payable under subsections 2.2, 2.11, 2.12, 2.13, 2.14 and 2.15.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

                  The Company hereby represents and warrants that:

                  3.1 Corporate Organization and Existence. Each of the Company and each Subsidiary is a corporation, partnership or other entity duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is organized (except, in the case of Subsidiaries, where the failure to be in good standing would not be material to the Company and its Subsidiaries on a consolidated basis) and has all necessary power to carry on the business now conducted by it. The Company has all necessary corporate power and has taken all corporate action required to make all the provisions of this Agreement and the Notes and all other agreements and instruments executed in connection herewith and therewith, the valid and enforceable obligations they purport to be. Each of the Company and each Subsidiary is duly qualified and in good standing in all jurisdictions other than that of its organization in which the physical properties owned, leased or operated by it are located (except, in the case of Subsidiaries, where the failure to be in good standing would not be material to the Company and its Subsidiaries on a consolidated basis), and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of Governmental Authorities, or otherwise, to carry on its business in the places and in the manner presently conducted.

                  3.2 Subsidiaries. As of the date hereof, the Company has only the Subsidiaries set forth in Schedule II. Schedule II indicates all Subsidiaries of the Company which are not wholly-owned Subsidiaries. The capital stock and securities owned by the Company and its Subsidiaries in each of the Company's Subsidiaries are owned free and clear of any mortgage, pledge, lien, encumbrance, charge or restriction on the transfer thereof other than restrictions on transfer imposed by applicable securities laws and restrictions, liens and encumbrances outstanding on the date hereof and listed in said
Schedule II.

                  3.3 Financial Information. The Company has furnished to the Agent and made available to each Bank copies of the following (the "SEC Reports"):

                  (a) the Annual Report of the Company for the fiscal year ended December 31, 1997, containing the consolidated balance sheet of the Company and its Subsidiaries as at said date and the related consolidated statements of income, common stockholders' equity and changes in financial position for the fiscal year then ended, accompanied by the opinion of Ernst-Young LLP;

                  (b) the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1997;

                  (c) Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended March 31, 1998, June 30, 1998 and September 30, 1998;

                  (d) Current Reports on Form 8-K filed with the Securities and Exchange Commission dated February 6, 1998, February 13, 1998, March 6, 1998, May 27, 1998, July 30, 1998, October 28, 1998, December 15, 1998
         and February 24, 1999, respectively, and Schedule V attached hereto;
         and

                  (e) the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1998.

Such financial statements (including any notes thereto) have been prepared in accordance with GAAP and fairly present the financial conditions of the corporations covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject to normal year-end adjustments in the case of interim statements. As of the date hereof and except as disclosed in the above-referenced reports, neither the Company nor any of its Subsidiaries has any known contingent liabilities of any significant amount which are not referred to in said financial statements or in the notes thereto which could reasonably be expected to have a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Company and its Subsidiaries, on a consolidated basis.

                  3.4 Changes in Condition. Since December 31, 1998 there has been no material adverse change in the business or assets or in the condition, financial or otherwise, of the Company and its Subsidiaries, on a consolidated basis.

                  3.5 Assets. The Company and each Subsidiary have good and marketable title to all material assets carried on their books and reflected in the most recent balance sheet referred to in subsection 3.3 or furnished pursuant to subsection 5.5, except for assets held on Financing Leases or purchased subject to security devices providing for retention of title in the vendor, and except for assets disposed of as permitted by this Agreement.

                  3.6 Litigation. Except as disclosed in the Company's SEC Reports, and except as set forth on Schedule V hereto, there is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or to the knowledge of the Company threatened which, after giving effect to any applicable insurance, may involve any material risk of a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis or which seeks to enjoin the consummation of any of the transactions contemplated by this Agreement or any other Loan Document and involves any material risk that any such injunction will be issued, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against the Company or any Subsidiary which has, or may involve, a material risk of a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis. With respect to the matters disclosed in the Company's SEC Reports, and the matters set forth on Schedule V hereto, since the date of such disclosures there has been no development which is material and adverse to the business or assets or to the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis.

                  3.7 Tax Returns. The Company and each of its Subsidiaries have filed all tax returns which are required to be filed and have paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received. The Company knows of no material additional assessments since said date for which adequate reserves appearing in the said balance sheet have not been established.

                  3.8 Contracts, etc. Attached hereto as Schedule III is a statement of outstanding Indebtedness of the Company and its Subsidiaries for borrowed money as of the date set forth therein and a complete and correct list of all agreements, contracts, indentures, instruments, documents and amendments thereto to which the Company or any Subsidiary is a party or by which it is bound pursuant to which any such Indebtedness of the Company and its Subsidiaries in excess of $25,000,000 is outstanding on the date hereof. Said
Schedule III also includes a complete and correct list of all such Indebtedness of the Company and its Subsidiaries outstanding on the date indicated in respect of Guarantee Obligations in excess of $1,000,000 and letters of credit in excess of $1,000,000, and there have been no increases in such Indebtedness since said date other than as permitted by this Agreement.

                  3.9 No Legal Obstacle to Agreement. Neither the execution and delivery of this Agreement or of any Notes, nor the making by the Company of any borrowings hereunder, nor the consummation of any transaction herein or therein referred to or contemplated hereby or thereby nor the fulfillment of the terms hereof or thereof or of any agreement or instrument referred to in this Agreement, has constituted or resulted in or will constitute or result in a breach of the provisions of any contract to which the Company or any of its Subsidiaries is a party or by which it is bound or of the charter or by-laws of the Company, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to the Company or any of its Subsidiaries, or result in the creation under any agreement or instrument of any security interest, lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries. Other than those which have already been obtained, no approval, authorization or other action by any governmental authority or any other Person is required to be obtained by the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the transactions contemplated hereby, or the making of any borrowing by the Company hereunder.

                  3.10 Defaults. Neither the Company nor any Subsidiary is in default under any provision of its charter or by-laws or, so as to affect adversely in any material manner the business or assets or the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis, under any provision of any agreement, lease or other instrument to which it is a party or by which it is bound or of any Requirement of Law.

                  3.11 Burdensome Obligations. Neither the Company nor any Subsidiary is a party to or bound by any agreement, deed, lease or other instrument, or subject to any charter, by-law or other corporate restriction which, in the opinion of the management thereof, is so unusual or burdensome as to in the foreseeable future have a material adverse effect on the business or assets or condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis. The Company does not presently anticipate that future expenditures of the Company and its Subsidiaries needed to meet the provisions of any federal or state statutes, orders, rules or regulations will be so burdensome as to have a material adverse effect on the business or assets or condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis.

                  3.12 Pension Plans. Each Plan maintained by the Company, any Subsidiary or any Control Group Person or to which any of them makes or will make contributions is in material compliance with the applicable provisions of ERISA and the Code. Neither the Company nor any Subsidiary nor any Control Group Person maintains, contributes to or participates in any Plan that is a "defined benefit plan" as defined in ERISA. The Company and its Subsidiaries have met all of the funding standards applicable to all Plans that are not Multiemployer Plans, and there exists no event or condition which would permit the institution of proceedings to terminate any Plan that is not a Multiemployer Plan. The current value of the benefits guaranteed under Title IV of ERISA of each Plan that is not a Multiemployer Plan does not exceed the current value of such Plan's assets allocable to such benefits.

                  3.13 Disclosure. Neither this Agreement nor any agreement, document, certificate or statement furnished to the Banks by the Company in connection herewith contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                  3.14 Environmental and Public and Employee Health and Safety Matters. The Company and each Subsidiary has complied with all applicable Federal, state, and other laws, rules and regulations relating to environmental pollution or to environmental regulation or control or to public or employee health or safety, except to the extent that the failure to so comply would not be reasonably likely to result in a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis. The Company's and the Subsidiaries' facilities do not contain, and have not previously contained, any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants regulated under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution or public or employee health and safety, in violation of any such law, or any rules or regulations promulgated pursuant thereto, except for violations that would not be reasonably likely to result in a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis. The Company is aware of no events, conditions or circumstances involving environmental pollution or contamination or public or employee health or safety, in each case applicable to it or its Subsidiaries, that would be reasonably likely to result in a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis.

                  3.15 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect (except in a manner which is not in violation of Regulation U or X) or for any purpose which violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System. If requested by any Bank or the Agent, the Company will furnish to the Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

                  3.16 Investment Company Act; Other Regulations. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

                  3.17 Year 2000 Matters. Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be materially impaired by the occurrence of the year 2000) in the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Company or any of its Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of the Company or any of its Subsidiaries interface), and the testing of all material systems and other equipment as so reprogrammed, will be completed by September 30, 1999, except where the failure to do so could not reasonably be expected to result in a material adverse change in the business or assets or in the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis. The costs to the Company and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a material adverse change in the business or assets or in the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis.

                              SECTION 4. CONDITIONS

                  The obligations of each Bank to make the Loans contemplated by subsection 2.1 shall be subject to the compliance by the Company with its agreements herein contained and to the satisfaction on or before the Closing Date and each Borrowing Date of such of the following further conditions as are applicable on the Closing Date or such Borrowing Date, as the case may be:

                  4.1 Loan Documents. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Company, with a counterpart for each Bank, and (ii) for the account of each Bank, if requested by such Bank, a Note conforming to the requirements hereof and executed by a duly authorized officer of the Company.

                  4.2 Legal Opinions. On the Closing Date and on any Borrowing Date as the Agent shall request, each Bank shall have received from any general, associate, or assistant general counsel to the Company, such opinions as the Agent shall have reasonably requested with respect to the transactions contemplated by this Agreement.

                  4.3 Company Officers' Certificate. The representations and warranties contained in Section 3 (as qualified by the disclosures in (i) the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1997, (ii) the Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, (iii) the Company's Reports on Form 8-K dated February 6, 1998, February 13, 1998, March 6, 1998, May 27, 1998, July 30, 1998, October 28, 1998, December 15, 1998 and February 24, 1999, (iv) the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1998, in the case of each of the items referred to in clauses
(i), (ii), (iii) and (iv), as filed with the Securities and Exchange Commission and previously distributed to the Agent and made available to each Bank and (v)
Schedule V attached hereto) shall be true and correct in all material respects on the Closing Date and on and as of each Borrowing Date with the same force and effect as though made on and as of such date; no Default shall have occurred (except a Default which shall have been waived in writing or which shall have been cured) and no Default shall exist after giving effect to the Loan to be made; between December 31, 1998 and such Borrowing Date, neither the business nor assets, nor the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis shall have been adversely affected in any material manner as a result of any fire, flood, explosion, accident, drought, strike, lockout, riot, sabotage, confiscation, condemnation, or any purchase of any property by Governmental Authority, activities of armed forces, acts of God or the public enemy, new or amended legislation, regulatory order, judicial decision or any other event or development whether or not related to those enumerated above (all subject to the disclosures referred to above); and the Agent shall have received a certificate containing a representation to these effects dated such Borrowing Date and signed by a Responsible Officer.

                  4.4 Legality, etc. The making of the Loan to be made by such Bank on each Borrowing Date shall not subject such Bank to any penalty or special tax, shall not be prohibited by any Requirement of Law applicable to such Bank or the Company, and all necessary consents, approvals and authorizations of any Governmental Authority or any Person to or of any such Loan shall have been obtained and shall be in full force and effect.

                  4.5 General. All instruments and legal and corporate proceedings in connection with the Loans contemplated by this Agreement shall be satisfactory in form and substance to the Agent, and the Agent shall have received copies of all documents, and favorable legal opinions and records of corporate proceedings, which the Agent may have reasonably requested in connection with the Loans and other transactions contemplated by this Agreement.

                  4.6 Fees. The Agent shall have received the fees to be received on the Closing Date referred to in subsection 2.2.

                  4.7 Amendments to Existing Agreements. The conditions to the effectiveness of the Fifth Amendment to the February 1997 Five-Year Agreement and Amendment and the First Amendment to the July 1998 Term Loan Agreement shall have been satisfied.

                          SECTION 5. GENERAL COVENANTS

                  On and after the date hereof, until all of the Notes and all other amounts payable pursuant hereto shall have been paid in full and so long as the Commitments shall remain in effect, the Company covenants that the Company will comply, and will cause each of its Subsidiaries to comply, with such of the provisions of this Section 5 and such other provisions of this Agreement as are applicable to the Person in question.

                  5.1 Taxes, Indebtedness, etc. (a) Each of the Company and its Subsidiaries will duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all taxes, assessments, levies and other governmental charges imposed upon such corporation and its properties, sales and activities, or any part thereof, or upon the income or profits therefrom; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company or the Subsidiary in question shall have set aside on its books appropriate reserves with respect thereto.

                  (b) Each of the Company and its Subsidiaries will promptly pay when due, or in conformance with customary trade terms, all other Indebtedness and liabilities incident to its operations; provided, however, that any such Indebtedness or liability need not be paid if the validity or amount thereof shall currently be contested in good faith and if the Company or the Subsidiary in question shall have set aside on its books appropriate reserves with respect thereto. The Subsidiaries will not create, incur, assume or suffer to exist any Indebtedness, except: Indebtedness outstanding on the date hereof and listed on
Schedule III; Indebtedness that is owing to the Company or any other Subsidiary; Indebtedness incurred pursuant to an accounts receivable program; and (iv) additional Indebtedness at any time outstanding in an aggregate principal amount not to exceed 10% of Consolidated Assets.

                  5.2 Maintenance of Properties; Compliance with Law. Each of the Company and its Subsidiaries (a) will keep its material properties in good repair, working order and condition and will from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and will comply at all times with the provisions of all material leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being currently contested in good faith by appropriate proceedings and (b) in the case of the Company or any Subsidiary of the Company while such Person remains a Subsidiary, will do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and franchises necessary to continue such businesses. The Company and its Subsidiaries will comply in all material respects with all valid and applicable Requirements of Law (including any such laws, rules, regulations or governmental orders relating to the protection of environmental or public or employee health or safety) of the United States, of the States thereof and their counties, municipalities and other subdivisions and of any other jurisdiction, applicable to the Company and its Subsidiaries, except where compliance therewith shall be contested in good faith by appropriate proceedings, the Company or the Subsidiary in question shall have set aside on its books appropriate reserves in conformity with GAAP with respect thereto, and the failure to comply therewith could not reasonably be expected to, in the aggregate, have a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis.

                  5.3 Transactions with Affiliates. Neither the Company nor any of its Subsidiaries will enter into any transactions, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any of their Affiliates (other than the Company and its Subsidiaries) (excluding the Spin-Offs and the transitional services agreements to be entered into with LifePoint and Triad in connection therewith) unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of the Company's or such Subsidiary's business and is upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in an arm's-length transaction.

                  5.4 Insurance. The Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers including any Subsidiary which is engaged in the business of providing insurance protection, insurance (including, without limitation, professional liability insurance against claims for malpractice) with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against of such types and such amounts as are customarily carried under similar circumstances by other corporations. Such insurance may be subject to co-insurance, deductibility or similar clauses which, in effect, result in self-insurance of certain losses, and the Company may self-insure against such loss or damage, provided that adequate insurance reserves are maintained in connection with such self-insurance.

                  5.5 Financial Statements. The Company will and will cause each of its Subsidiaries to maintain a standard modern system of accounting in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with GAAP consistently applied, and will furnish the following to each Bank (in duplicate if so requested):

                  (a) Annual Statements. As soon as available, and in any event within 120 days after the end of each fiscal year, the consolidated balance sheet as at the end of each fiscal year and consolidated statements of profit and loss and of retained earnings for such fiscal year of the Company and its Subsidiaries, together with comparative consolidated figures for the next preceding fiscal year, accompanied by reports or certificates of an Auditor, to the effect that such balance sheet and statements were prepared in accordance with GAAP consistently applied and fairly present the financial position of the Company and its

         Subsidiaries as at the end of such fiscal year and the results of their operations and changes in financial position for the year then ended and the statement of such Auditor and of a Responsible Officer of the Company that such Auditor and Responsible Officer have caused the provisions of this Agreement to be reviewed and that nothing has come to their attention to lead them to believe that any Default exists hereunder or, if such is not the case, specifying such Default or possible Default and the nature thereof. In addition, such financial statements shall be accompanied by a certificate of a Responsible Officer of the Company containing computations showing compliance with subsections 5.6 through 5.8, 5.10 and 5.12.

                  (b) Quarterly Statements. As soon as available, and in any event within 60 days after the close of each of the first three fiscal quarters of the Company and its Subsidiaries in each year, consolidated balance sheets as at the end of such fiscal quarter and consolidated profit and loss and retained earnings statements for the portion of the fiscal year then ended, of the Company and its Subsidiaries, together with computations showing compliance with subsections 5.6 through 5.8, 5.10 and 5.12, accompanied by a certificate of a Responsible Officer of the Company that such statements and computations have been properly prepared in accordance with GAAP, consistently applied, and fairly present the financial position of the Company and its Subsidiaries as at the end of such fiscal quarter and the results of their operations and changes in financial position for such quarter and for the portion of the fiscal year then ended, subject to normal audit and year-end adjustments, and to the further effect that he has caused the provisions of this Agreement and all other agreements to which the Company or any of its Subsidiaries is a party and which relate to Indebtedness to be reviewed, and has no knowledge that any Default has occurred under this Agreement or under any such other agreement, or, if said Responsible Officer has such knowledge, specifying such Default and the nature thereof.

                  (c) Notice of Material Litigation; Defaults. The Company will promptly notify each Bank in writing, by delivery of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission or otherwise, as to any litigation or administrative proceeding to which it or any of its Subsidiaries may hereafter be a party which, after giving effect to any applicable insurance, may involve any material risk of any material judgment or liability or which may otherwise result in any material adverse change in the business or assets or in the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis. Promptly upon acquiring knowledge thereof, the Company will notify each Bank of the existence of any Default, including, without limitation, any default in the payment of any Indebtedness for money borrowed of the Company or any Subsidiary or under the terms of any agreement relating to such Indebtedness, specifying the nature of such Default and what action the Company has taken or is taking or proposes to take with respect thereto. Promptly upon acquiring knowledge thereof, the Company will notify each Bank of a change in the publicly announced ratings by S&P and Moody's of the then current senior unsecured, non-credit enhanced, long-term Indebtedness of the Company.

                  (d) ERISA Reports. The Company will furnish the Agent with copies of any request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after any such request is submitted by the Company to the Department of Labor or the Internal Revenue Service, as the case may be. Promptly after a Reportable Event occurs, or the Company or any of its Subsidiaries receives notice that the PBGC or any Control Group Person has instituted or intends to institute proceedings to terminate any pension or other Plan that is a "defined benefit plan" as defined in ERISA, or prior to the Plan administrator's terminating such Plan pursuant to Section 4041 of ERISA, the Company will notify the Agent and will furnish to the Agent a copy of any notice of such Reportable Event which is required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its institution of such proceedings or its intent to institute such proceedings, or any notice to the PBGC that a Plan is to be terminated, as the case may be. The Company will promptly notify each Bank upon learning of the occurrence of any of the following events with respect to any Plan which is a Multiemployer Plan: a partial or complete withdrawal from any Plan which may result in the incurrence by the Company or any of is Subsidiaries of withdrawal liability in excess of $1,000,000 under Subtitle E of Title IV of ERISA, or of the termination, insolvency or reorganization status of any Plan under such Subtitle E which may result in liability to the Company or any of its Subsidiaries in excess of $1,000,000. In the event of such a withdrawal, upon the request of the Agent or any Bank, the Company will promptly provide information with respect to the scope and extent of such liability, to the best of the Company's knowledge.

                  (e) Reports to Stockholders, etc. Promptly after the sending, making available or filing of the same, copies of all reports and financial statements which the Company shall send or make available to its stockholders including, without limitation, all reports on Form 8-K, 10-Q or 10-K or any similar form hereafter in use which the Company shall file with the Securities and Exchange Commission.

                  (f) Other Information. From time to time upon request of the Agent or any Bank, the Company will furnish information regarding the business affairs and condition, financial or otherwise, of the Company and its Subsidiaries. The Company agrees that any authorized officers and representatives of any Bank shall have the right during reasonable business hours to examine the books and records of the Company and its Subsidiaries, and to make notes and abstracts therefrom, to make an independent examination of its books and records for the purpose of verifying the accuracy of the reports delivered by the Company and its Subsidiaries pursuant to this Agreement or otherwise, and ascertaining compliance with this Agreement.

                  (g) Confidentiality of Information. Each Bank acknowledges that some of the information furnished to such Bank pursuant to this subsection 5.5 may be received by such Bank prior to the time it shall have been made public, and each Bank agrees that it will keep all information so furnished confidential and shall make no use of such information until it shall have become public, except (i) in connection with matters involving operations under or enforcement of this Agreement or the Notes, (ii) in accordance with each Bank's obligations under law or pursuant to subpoenas or other process to make information available to governmental agencies and examiners or to others, (iii) to each Bank's corporate Affiliates and Transferees and prospective Transferees so long as such Persons agree to be bound by this subsection 5.5(g) or
         (iv) with the prior consent of the Company.

                  5.6 Ratio of Consolidated Total Debt to Consolidated Total Capitalization. The Company and its Subsidiaries will not at any time have outstanding Consolidated Total Debt in an amount in excess of 65% of Consolidated Total Capitalization.

                  5.7 Interest Coverage Ratio. On the last day of each fiscal quarter of the Company, the Consolidated Earnings Before Interest and Taxes of the Company and its Subsidiaries for the four consecutive fiscal quarters of the Company then ending will be an amount which equals or exceeds 200% of the Consolidated Interest Expense of the Company and its Subsidiaries for the same four consecutive fiscal quarters.

                  5.8 Distributions. The Company will not make any Distribution except that, so long as no Event of Default exists or would exist after giving effect thereto, the Company may make a Distribution.

                  5.9 Merger or Consolidation. The Company will not become a constituent corporation in any merger or consolidation unless the Company shall be the surviving or resulting corporation and immediately before and after giving effect to such merger or consolidation there shall exist no Default; provided that the Company may merge into another Subsidiary owned by the Company for the purposes of causing the Company to be incorporated in a different jurisdiction in the United States or causing the Company to change its name.

                  5.10 Sales of Assets. The Company and its Subsidiaries may from time to time sell or otherwise dispose of all or any part of their respective assets; provided, however, that in any fiscal year, the Company and its Subsidiaries will not (a) sell or dispose of (including, without limitation, any disposition resulting from any merger or consolidation involving a Subsidiary of the Company, and any Sale-and-Leaseback Transaction), outside of the ordinary course of business, to Persons other than the Company and its Subsidiaries, assets constituting in the aggregate more than 12% of Consolidated Assets of the Company and its Subsidiaries as at the end of the immediately preceding fiscal year (calculated after giving pro forma effect thereto to the Spin-Offs) (excluding the Spin-Offs) and (b) exchange with any Persons other than the Company and its Subsidiaries any asset or group of assets for another asset or group of assets unless (i) such asset or group of assets are exchanged for an asset or group of assets of a substantially similar type or nature, (ii) on a pro forma basis both before and after giving effect to such exchange, no Default or Event of Default shall have occurred and be continuing, (iii) the aggregate fair market value (as determined in good faith by the Board of Directors of the Company) of the asset or group of assets being transferred by the Company or such Subsidiary and the asset or group of assets being acquired by the Company or such Subsidiary are substantially equal and (iv) the aggregate of (x) all assets of the Company and its Subsidiaries sold pursuant to subsection 5.10(a) (including, without limitation, any disposition resulting from any merger or consolidation involving a Subsidiary of the Company, and any Sale-and-Leaseback Transaction) (excluding the Spin-Offs) and (y) the aggregate fair market value (as determined in good faith by the Board of Directors of the Company) of all assets of the Company and its Subsidiaries exchanged pursuant to this subsection 5.10(b) does not exceed 20% of Consolidated Assets of the Company and its Subsidiaries as at the end of the immediately preceding fiscal year (calculated after giving pro forma effect thereto to the Spin-Offs).

                  5.11 Compliance with ERISA. Each of the Company and its Subsidiaries will meet, and will cause all Control Group Persons to meet, all minimum funding requirements applicable to any Plan imposed by ERISA or the Code (without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted), and will at all times comply, and will cause all Control Group Persons to comply, in all material respects with the provisions of ERISA and the Code which are applicable to the Plans. At no time shall the aggregate actual and contingent liabilities of the Company under Sections 4062, 4063, 4064 and other provisions of ERISA with respect to all Plans (and all other pension plans to which the Company, any Subsidiary, or any Control Group Person made contributions prior to such time) exceed $7,500,000. Neither the Company nor its Subsidiaries will permit any event or condition to exist which could permit any Plan which is not a Multiemployer Plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to the assets of the Company or any of its Subsidiaries.

                  5.12 Negative Pledge. The Company will not and will ensure that no Subsidiary will create or have outstanding any lien or security interest on or over any Principal Property in respect of any Indebtedness and the Company will not create or have outstanding any lien or security interest on or over the capital stock of any of its Subsidiaries that own a Principal Property and will ensure that no Subsidiary will create or have outstanding any lien or security interest on or over the capital stock of any of its respective Subsidiaries that own a Principal Property except in either case for:

                  (a) any security for the purchase price or cost of construction of real property acquired by the Company or any of its Subsidiaries (or additions, substantial repairs, alterations or substantial improvements thereto) or equipment, provided that such Indebtedness and such security are incurred within 18 months of the acquisition or completion of construction (or alteration or repair) and full operation;

                  (b) any security existing on property or on capital stock, as the case may be, at the time of acquisition of such property or capital stock, as the case maybe, by the Company or a Subsidiary or on the property or capital stock, as the case may be, of a corporation at the time of the acquisition of such corporation by the Company or a Subsidiary (including acquisitions through merger or consolidation);

                  (c) any security created in favor of the Company or a Subsidiary;

                  (d) any security created by operation of law in favor of government agencies of the United States of America or any State thereof;

                  (e) any security created in connection with the borrowing of funds if within 120 days such funds are used to repay Indebtedness in at least the same principal amount as secured by other security of Principal Property or capital stock of a Subsidiary that owns a Principal Property, as the case may be, with an independent appraised fair market value at least equal to the appraised fair market value of the Principal Property or capital stock of a Subsidiary that owns a Principal Property, as the case may be, secured by the new security; and

                  (f) any extension, renewal or replacement of any security referred to in the foregoing clauses (a) through (e) provided that the amount thereby secured is not increased and such security is not extended to other property of the Company or its Subsidiaries;

unless any Loans made and/or to be made to and all other sums payable by the Company under this Agreement shall be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured. Notwithstanding the foregoing, the Company and any one or more Subsidiaries may, without securing the Loans made and/or to be made to and all other sums payable by the Company under this Agreement, create, issue or assume Indebtedness which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with all other such Indebtedness of the Company and its Subsidiaries (not including (i) Indebtedness permitted to be secured pursuant to the foregoing clauses (a) through (f) and the aggregate Attributable Debt or (ii) Indebtedness incurred by one or more Subsidiaries of the Company and thereafter assumed by LifePoint and/or Triad (and/or their respective subsidiaries) in connection with the Spin-Offs and in respect of which such Subsidiaries of the Company are thereupon released), including Indebtedness in respect of Sale-and-Lease-back Transactions (other than those permitted by subsection 5.13(b)), does not exceed 10% of Consolidated Net Tangible Assets of the Company and its Subsidiaries (calculated after giving pro forma effect thereto as if the Spin-Offs occurred on the first day of the testing period thereof).

                  5.13 Sale-and-Lease-back Transactions. Neither the Company nor any Significant Subsidiary will enter into any Sale-and-Lease-back Transaction with respect to any Principal Property with any Person (other than the Company or a Subsidiary) unless either (a) the Company or such Significant Subsidiary would be entitled, pursuant to the provisions described in subsection 5.12(a) through (f) to incur Indebtedness secured by a security on the property to be leased without equally and ratably securing the Loans made and/or to be made to and all other sums payable by the Company under this Agreement, or (b) the Company during or immediately after the expiration of 120 days after the effective date of such transaction applies to the voluntary retirement of its Indebtedness and/or the acquisition or construction of Principal Property an amount equal to the greater of the net proceeds of the sale of the property leased in such transaction or the fair value in the opinion of the chief financial officer of the Company of the leased property at the time such transaction was entered into.

                               SECTION 6. DEFAULTS

                  6.1 Events of Default. Upon the occurrence of any of the following events:

                  (a) any default shall be made by the Company in any payment in respect of: (i) interest payable hereunder as the same shall become due and such default shall continue for a period of five days; or (ii) principal of any of the Indebtedness hereunder or evidenced by the Notes as the same shall become due, whether at maturity, by prepayment, by acceleration or otherwise; or

                  (b) any default shall be made by either the Company or any Subsidiary of the Company in the performance or observance of any of the provisions of subsections 5.6 through 5.10, 5.12 and 5.13; or

                  (c) any default shall be made in the due performance or observance of any other covenant, agreement or provision to be performed or observed by either the Company or any Subsidiary under this Agreement, and such default shall not be rectified or cured to the satisfaction of the Required Banks within a period expiring 30 days after written notice thereof by the Agent to the Company; or

                  (d) any representation or warranty of or with respect to the Company or any Subsidiary of the Company to the Banks in connection with this Agreement shall have been untrue in any material respect on or as of the date made and the facts or circumstances to which such representation or warranty relates shall not have been subsequently corrected to make such representation or warranty no longer incorrect; or

                  (e) any default shall be made in the payment of any item of Indebtedness of the Company or any Subsidiary or under the terms of any agreement relating to such Indebtedness and such default shall continue without having been duly cured, waived or consented to, beyond the period of grace, if any, therein specified; provided, however, that such default shall not constitute an Event of Default unless (i) the outstanding principal amount of such item of Indebtedness exceeds $10,000,000, or (ii) the aggregate outstanding principal amount of such item of Indebtedness and all other items of Indebtedness of the Company and its Subsidiaries as to which such defaults exist and have continued without being duly cured, waived or consented to beyond the respective periods of grace, if any, therein specified exceeds $25,000,000, or (iii) such default shall have continued without being rectified or cured to the satisfaction of the Required Banks for a period of 30 days after written notice thereof by the Agent to the Company; or

                  (f) either the Company or any Significant Subsidiary shall be involved in financial difficulties as evidenced:

                         (i) by its commencement of a voluntary case under Title
                  11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                         (ii) by the filing against it of a petition commencing
                  an involuntary case under said Title 11 which shall not have been dismissed within 60 days after the date on which said petition is filed or by its filing an answer or other pleading within said 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting or acquiescing in the relief therein provided;

                         (iii) by the entry of an order for relief in any
                  involuntary case commenced under said Title 11;

                         (iv) by its seeking relief as a debtor under any
                  applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

                         (v) by the entry of an order by a court of competent
                  jurisdiction (i) finding it to be bankrupt or insolvent,
                  (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property;

                         (vi) by its making an assignment for the benefit of, or
                  entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or

                  (g) a Change in Control of the Company shall occur;

then and in each and every such case, (x) the Agent may, with the consent of the Required Banks, or shall, at the direction of the Required Banks, proceed to protect and enforce the rights of the Banks by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or any Note or in any instrument delivered to each Bank pursuant to this Agreement, or in aid of the exercise of any power granted in this Agreement or any Note or any such instrument or assignment, and (y) the Agent may, with the consent of the Required Banks, or shall, at the direction of the Required Banks, by notice in writing to the Company terminate the obligations of the Banks to make the Loans hereunder, and thereupon such obligations shall terminate forthwith and (z) (unless there shall have occurred an Event of Default under subsection 6.1(f), in which case the obligations of the Banks to make the Loans hereunder shall automatically terminate and the unpaid balance of the Indebtedness hereunder and accrued interest thereon and all other amounts payable hereunder (the "Bank Obligations") shall automatically become due and payable) the Agent may, with the consent of the Required Banks, or shall, at the direction of the Required Banks, by notice in writing to the Company declare all or any part of the unpaid balance of the Bank Obligations then outstanding to be forthwith due and payable, and thereupon such unpaid balance or part thereof shall become so due and payable without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, the obligations of the Banks to make further Loans hereunder shall terminate forthwith, and the Agent may, with the consent of the Required

Banks, or shall, at the direction of the Required Banks, proceed to enforce payment of such balance or part thereof in such manner as the Agent may elect, and each Bank may offset and apply toward the payment of such balance or part thereof, and to the curing of any such Event of Default, any Indebtedness from such Bank to the Company, including any Indebtedness represented by deposits in any general or special account maintained with such Bank.

                  6.2 Annulment of Defaults. An Event of Default shall not be deemed to be in existence for any purpose of this Agreement if the Agent, with the consent of or at the direction of the Required Banks, subject to subsection 8.1, shall have waived such event in writing or stated in writing that the same has been cured to its reasonable satisfaction, but no such waiver shall extend to or affect any subsequent Event of Default or impair any rights of the Agent or the Banks upon the occurrence thereof.

                  6.3 Waivers. The Company hereby waives to the extent permitted by applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof), protests, notices of protest and notices of dishonor in connection with any of the Indebtedness hereunder or evidenced by the Notes, (b) any requirement of diligence or promptness on the part of any Bank in the enforcement of its rights under the provisions of this Agreement or any Note, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which the Company may now or hereafter have with respect to its liability under this Agreement or any Note.

                  6.4 Course of Dealing. No course of dealing between the Company and any Bank shall operate as a waiver of any of the Banks' rights under this Agreement or any Note. No delay or omission on the part of any Bank in exercising any right under this Agreement or any Note or with respect to any of the Bank Obligations shall operate as a waiver of such right or any other right hereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver or consent shall be binding upon any Bank unless it is in writing and signed by the Agent or such of the Banks as may be required by the provisions of this Agreement. The making of a Loan hereunder during the existence of a Default shall not constitute a waiver thereof.

                              SECTION 7. THE AGENT

                  7.1 Appointment. Each Bank hereby irrevocably designates and appoints Chase as the Agent of such Bank under this Agreement, and each such Bank irrevocably authorizes Chase, as the Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent, by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

                  7.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  7.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or for any failure of the Company to perform its obligations hereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company.

                  7.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

                  7.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                  7.6 Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  7.7 Indemnification. The Banks agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their then existing Loans hereunder, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Indebtedness hereunder or pursuant to the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

                  7.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Agent was not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

                  7.9 Successor Agent. The Agent may resign as Agent, as the case may be, upon 10 days' notice to the Banks. If the Agent shall resign as Agent, under this Agreement, then the Required Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of this subsection 7.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                            SECTION 8. MISCELLANEOUS

                  8.1 Amendments and Waivers. Neither this Agreement, any Note, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Required Banks, the Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Notes or changing in any manner the rights of the Banks or of the Company hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) extend the maturity (whether as stated, by acceleration or otherwise) of any Indebtedness hereunder, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to the Banks hereunder, or reduce the principal amount thereof, or change the amount of any Bank's Commitment or amend, modify or waive any provision of this subsection 8.1 or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement, in each case without the written consent of each Bank directly affected thereby, or (b) amend, modify or waive any provision of Section 7 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Company, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  8.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent, confirmation of receipt received, addressed as follows in the case of the Company and the Agent and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Company:      Columbia/HCA Healthcare Corporation
                                One Park Plaza
                                Nashville, Tennessee 37203
                                Attention: David Anderson
                                Telecopy: (615) 344-2015

         The Agent:        The Chase Manhattan Bank
                                270 Park Avenue - 48th Floor
                                New York, New York 10017
                                Attention: Dawn Lee Lum
                                Telecopy: (212) 270-3279

         with a copy to:   Chase Agent Bank Services
                                1 Chase Manhattan Plaza - 8th Floor
                                New York, New York 10081
                                Attention: Janet Belden
                                Telecopy: (212) 552-5658

provided that any notice, request or demand to or upon the Agent or the Banks pursuant to Section 2 shall not be effective until received.

                  8.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  8.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

                  8.5 Payment of Expenses and Taxes; Indemnity. (a) The Company agrees (i) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (ii) to pay or reimburse each Bank and the Agent for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Agent and to each of the Banks and (iii) to pay, indemnify, and hold each Bank and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any such other documents.

                  (b) The Company will indemnify each of the Agent and the Banks and the directors, officers and employees thereof and each Person, if any, who controls each one of the Agent and the Banks (any of the foregoing, an "Indemnified Person") and hold each Indemnified Person harmless from and against any and all claims, damages, liabilities and expenses (including without limitation all fees and disbursements of counsel with whom an Indemnified Person may consult in connection therewith and all expenses of litigation or preparation therefor) which an Indemnified Person may incur or which may be asserted against it in connection with any litigation or investigation involving this Agreement, the use of any proceeds of any Loans under this Agreement by the Company or any Subsidiary, any officer, director or employee thereof other than litigation commenced by the Company against any of the Agent or the Banks which
(i) seeks enforcement of any of the Company's rights hereunder and (ii) is determined adversely to any of the Agent or the Banks.

                  (c) The agreements in this subsection 8.5 shall survive repayment of the Notes and all other amounts payable hereunder.

                  8.6 Successors and Assigns; Participations; Purchasing Banks.
(a) This Agreement shall be binding upon and inure to the benefit of the Company, the Banks, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

                  (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loans owing to such Bank, any Notes held by such Bank, any Commitments of such Bank or any other interests of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement to the other parties under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Notes for all purposes under this Agreement, and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. The Company agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of offset in respect of its participating interest in amounts owing under this Agreement and any Notes to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Notes, provided that such right of offset shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in subsection 8.7. The Company also agrees that each Participant shall be entitled to the benefits of subsections 2.11, 2.12, 2.13 and 2.15 with respect to its participation in the Commitments and the Eurodollar Loans outstanding from time to time; provided that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred. No Participant shall be entitled to consent to any amendment, supplement, modification or waiver of or to this Agreement or any Note, unless the same is subject to clause (a) of the proviso to subsection 8.1.

                  (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Bank or any affiliate thereof, and, with the consent of the Company and the Agent (which in each case shall not be unreasonably withheld) to one or more additional banks or financial institutions ("Purchasing Banks") all or any part of its rights and obligations under this Agreement and the Notes pursuant to a Commitment Transfer Supplement, executed by such Purchasing Bank, such transferor Bank and the Agent (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Company); provided, however, that
(i) the Commitments purchased by such Purchasing Bank that is not then a Bank shall be equal to or greater than $10,000,000 and (ii) the transferor Bank which has transferred part of its Loans and Commitments to any such Purchasing Bank shall retain a minimum Commitment, after giving effect to such sale, equal to or greater than $10,000,000. Upon (i) such execution of such Commitment Transfer Supplement, (ii) delivery of an executed copy thereof to the Company and (iii) payment by such Purchasing Bank, such Purchasing Bank shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement, to the same extent as if it were an original party hereto with the Commitment Percentage of the Commitments set forth in such Commitment Transfer Supplement. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Notes. Upon the consummation of any transfer to a Purchasing Bank, pursuant to this subsection 8.6(c), the transferor Bank, the Agent and the Company shall make appropriate arrangements so that, if required, replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such Purchasing Bank, in each case in principal amounts reflecting their Commitment Percentages or, as appropriate, their outstanding Loans as adjusted pursuant to such Commitment Transfer Supplement.

                  (d) The Agent shall maintain at its address referred to in subsection 8.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and a Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Company and the Agent) together with payment to the Agent of a registration and processing fee of $2,500, the Agent shall (i) promptly accept such Commitment Transfer Supplement (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Company.

                  (f) Subject to subsection 5.5(g), the Company authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Company which has been delivered to such Bank by the Company pursuant to this Agreement or which has been delivered to such Bank by the Company in connection with such Bank's credit evaluation of the Company prior to entering into this Agreement.

                  (g) If, pursuant to this subsection 8.6, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Company or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the Company) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Bank, to provide the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the Company) a new form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                  (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 8.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Bank of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  8.7 Adjustments; Set-off. If any Bank (a "Benefitted Bank") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by offset, pursuant to events or proceedings of the nature referred to in subsection 6.1(f), or otherwise) in a greater proportion than any such payment to and collateral received by any other Bank, if any, in respect of such other Bank's Loans, or interest thereon, such Benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loans, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Bank so purchasing a portion of another Bank's Loan may exercise all rights of a payment (including, without limitation, rights of offset) with respect to such portion as fully as if such Bank were the direct holder of such portion.

                  8.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

                  8.9 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  8.10 WAIVERS OF JURY TRIAL. THE COMPANY, THE AGENT AND THE BANKS EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  8.11 Submission To Jurisdiction; Waivers. The Company hereby irrevocably and unconditionally:

                       (i) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; and

                       (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                              COLUMBIA/HCA HEALTHCARE CORPORATION


                              By: /s/ David G. Anderson
                                 ----------------------------------------------
                                   Name: David G. Anderson
                                   Title: Vice President-Finance & Treasurer



                              THE CHASE MANHATTAN BANK, as Agent and as a Bank



                              By: /s/ Dawn Lee Lum
                                 ----------------------------------------------
                                   Name: Dawn Lee Lum
                                   Title: Vice President

                                   THE BANK OF NEW YORK


                                   By: /s/ Ann Marie Hughes
                                      ------------------------------------------
                                         Name: Ann Marie Hughes
                                         Title: Vice President



                                   BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                                   By:
                                      ------------------------------------------
                                         Name:
                                         Title:



                                   DEN DANSKE BANK AKTIESELSKAB


                                   By:
                                      ------------------------------------------
                                        Name:
                                        Title:



                                   DEUTSCHE BANK AG NEW YORK BRANCH
                                   AND/OR CAYMAN ISLANDS BRANCH


                                   By: /s/ Susan L. Pearson
                                      ------------------------------------------
                                        Name: Susan L. Pearson
                                        Title: Director

                                   By: /s/ Stephan A. Wiedemann
                                      ------------------------------------------
                                        Name: Stephan A. Wiedemann
                                        Title: Director


                                   FIRST AMERICAN NATIONAL BANK


                                   By: /s/ Sandy Hamrick
                                      ------------------------------------------
                                        Name: Sandy Hamrick
                                        Title: Senior Vice President

                                   FIRST COMMERCIAL BANK


                                   By:
                                      ------------------------------------------
                                         Name:
                                         Title:



                                   THE FIRST NATIONAL BANK OF CHICAGO


                                   By: /s/ L. Richard Schiller
                                      ------------------------------------------
                                        Name: L. Richard Schiller
                                        Title: Vice President


                                   FLEET NATIONAL BANK


                                   By: /s/ Maryann S. Smith
                                      ------------------------------------------
                                        Name: Maryann S. Smith
                                        Title: Vice President



                                   THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                   ATLANTA AGENCY


                                   By: /s/ Koichi Hasegawa
                                      ------------------------------------------
                                        Name: Koichi Hasegawa
                                        Title: Senior Vice President and
                                               Deputy General Manager



                                   NATIONSBANK, N.A.


                                   By: /s/ Kevin Wagley
                                      ------------------------------------------
                                        Name: Kevin Wagley
                                        Title: Vice President

                                   THE NORTHERN TRUST COMPANY


                                   By:  /s/ Stephen B. Bowman
                                      ------------------------------------------
                                        Name: Stephen B. Bowman
                                        Title: Vice President



                                   THE BANK OF NOVA SCOTIA


                                   By: /s/ W.J. Brown
                                      ------------------------------------------
                                        Name: W.J. Brown
                                        Title: Vice President



                                   SOCIETE GENERALE


                                   By: /s/ J. Staley Stewart
                                      ------------------------------------------
                                        Name: J. Staley Stewart
                                        Title: Director



                                   THE SUMITOMO BANK, LIMITED


                                   By:
                                      ------------------------------------------
                                        Name:
                                        Title:



                                   SUNTRUST BANK, NASHVILLE, N.A.


                                   By:  /s/ Mark D. Mattson
                                      ------------------------------------------
                                        Name: Mark D. Mattson
                                        Title: Vice President

                                   TORONTO-DOMINION (TEXAS), INC.


                                   By: /s/ Alva J. Jones
                                      ------------------------------------------
                                        Name:
                                        Title:



                                   WACHOVIA BANK, N.A.


                                   By: /s/ Kenneth Washington
                                      ------------------------------------------
                                        Name: Kenneth Washington
                                        Title: Vice President

                                                                      SCHEDULE I


                       Commitment Amounts and Percentages;
                      Lending Offices; Addresses for Notice

                     A. COMMITMENT AMOUNTS AND PERCENTAGES.



                                                TRANCHE 1      PERCENTAGE OF          TRANCHE 2      PERCENTAGE OF
                                               COMMITMENT          TRANCHE 1         COMMITMENT          TRANCHE 2
 NAME OF BANK                                      AMOUNT              TOTAL             AMOUNT              TOTAL
 ------------                                      ------             ------            -------             ------
The Chase Manhattan Bank                      $ 92,500,000           18.5000%       $ 92,500,000           12.2500%

NationsBank, N.A.                               61,250,000           12.2500%         61,250,000           12.2500%

The Bank of New York                            61,250,000           12.2500%         61,250,000           12.2500%

The Bank of Nova Scotia                         61,250,000           12.2500%         61,250,000           12.2500%

Toronto-Dominion (Texas) Inc.                   61,250,000           12.2500%         61,250,000           12.2500%

Deutsche Bank AG New York Branch                32,500,000            6.5000%         32,500,000            6.5000%
and/or Cayman Islands Branch

Fleet National Bank                             32,500,000            6.5000%         32,500,000            6.5000%

SunTrust Bank, Nashville, N.A.                  22,500,000            4.5000%         22,500,000            4.5000%

Wachovia Bank, N.A.                             22,500,000            4.5000%         22,500,000            4.5000%

The First National Bank of Chicago              12,500,000            2.5000%         12,500,000            2.5000%

The Industrial Bank of Japan, Limited,          12,500,000            2.5000%         12,500,000            2.5000%
Atlanta Agency

The Northern Trust Company                      12,500,000            2.5000%         12,500,000            2.5000%

Societe Generale                                12,500,000            2.5000%         12,500,000            2.5000%

First American National Bank                     2,500,000            0.5000%          2,500,000            2.5000%

TOTAL                                         $500,000,000             100.0%       $500,000,000             100.0%
-----

                    B. LENDING OFFICES; ADDRESSES FOR NOTICE.



      THE CHASE MANHATTAN BANK

      Domestic Lending Office:               The Chase Manhattan Bank
                                             270 Park Avenue
                                             New York, NY 10017

      Eurodollar Lending Office:             The Chase Manhattan Bank
                                             270 Park Avenue
                                             New York, NY 10017

      Address for Notices:                   The Chase Manhattan Bank
                                             270 Park Avenue
                                             New York, NY 10017
                                             Attention: Dawn Lee Lum

      Telephone:      (212) 270-2472
      Telecopy:       (212) 270-3279

      With a copy to:                        Chase Agent Bank Services
                   1 Chase Manhattan Plaza
                   New York, NY 10081
                   Attention: Janet Belden
                   Telecopy: (212) 552-5658

      NATIONSBANK, N.A.

      Domestic Lending Office:               Nationsbank (Charlotte)
                                             414 Union Street, 7th Floor
                                             Nashville, TN 37239-1697

      Eurodollar Lending Office:             Nationsbank (Charlotte)
                                             414 Union Street, 7th Floor
                                             Nashville, TN 37239-1697

      Address for Notices:                   Nationsbank (Charlotte)
                                             414 Union Street, 7th Floor
                                             Nashville, TN 37239-1697
                                             Attention: Kevin Wagley

      Telephone:      (615) 749-3802
      Telecopy:       (615) 749-4640

      THE BANK OF NEW YORK


      Domestic Lending Office:            Bank of New York
                                          One Wall Street, 22nd Floor
                                          New York, NY 10286

      Eurodollar Lending Office:          Bank of New York
                                          One Wall Street, 22nd Floor
                                          New York, NY 10286

      Address for Notices:                Bank of New York
                                          One Wall Street, 22nd Floor
                                          New York, NY 10286
                                          Attention: Anne Marie Hughes

      Telephone:      (212) 635-1339
      Telecopy:       (212) 635-6434

      THE BANK OF NOVA SCOTIA

      Domestic Lending Office:            Bank of Nova Scotia (Atlanta)
                                          600 Peachtree Street N.E., Suite 2700
                                          Atlanta, GA 30308

      Eurodollar Lending Office:          Bank of Nova Scotia (Atlanta)
                                          600 Peachtree Street N.E., Suite 2700
                                          Atlanta, GA  30308

      Address for Notices:                Bank of Nova Scotia (Atlanta)
                                          600 Peachtree Street N.E., Suite 2700
                                          Atlanta, GA 30308
                                          Attention: Carolyn Calloway
      Telephone:      (404) 877-1507
      Telecopy:       (404) 888-8998


      TORONTO-DOMINION (TEXAS), INC.


      Domestic Lending Office:            Toronto-Dominion (Texas), Inc.
                                          909 Fannin Street, 17th Floor
                                          Houston, TX 77010

      Eurodollar Lending Office:          Toronto-Dominion (Texas), Inc.
                                          909 Fannin Street, 17th Floor
                                          Houston, TX 77010

      Address for Notices:                Toronto Dominion
                                          Corporate Banking
                                          31 West 52nd Street
                                          New York, NY 10019-6101
                                          Attention: Darlene Haut

      Telephone:      (212) 827-7746
      Telecopy:       (212) 262-1926


      DEUTSCHE BANK AG NEW YORK BRANCH
      AND/OR CAYMAN ISLANDS BRANCH

      Domestic Lending Office:            Deutsche Bank AG
                                          31 West 52nd Street
                                          New York, NY 10019

      Eurodollar Lending Office:          Deutsche Bank AG
                                          31 West 52nd Street
                                          New York, NY 10019

      Address for Notices:                Deutsche Bank AG
                                          31 West 52nd Street
                                          New York, NY 10019
                                          Attention: Sue Pearson

      Telephone: (212) 469-7140
      Telecopy:   (212) 469-8701


      FLEET NATIONAL BANK


      Domestic Lending Office:            Fleet Bank (Boston-State Street)
                                          1 Federal Street - MA0FD07B
                                          Boston, MA 02110

      Eurodollar Lending Office:          Fleet Bank (Boston-State Street)
                                          1 Federal Street - MA0FD07B
                                          Boston, MA 02110

      Address for Notices:                Fleet Bank (Boston-State Street)
                                          1 Federal Street - MA0FD07B
                                          Boston, MA  02110
                                          Attention: Mary Ann Smith

      Telephone:      (617) 346-4613
      Telecopy:       (617) 346-4666


      SUNTRUST BANK, NASHVILLE, N.A.


      Domestic Lending Office:            SunTrust Bank
                                          201 4th Avenue North, 3rd Floor
                                          Nashville, TN 37219

      Eurodollar Lending Office:          SunTrust Bank
                                          201 4th Avenue North, 3rd Floor
                                          Nashville, TN 37219

      Address for Notices:                SunTrust Bank
                                          201 4th Avenue North, 3rd Floor
                                          Nashville, TN 37219
                                          Attention: Mark D. Mattson

      Telephone: (615) 748-4831
      Telecopy:   (615) 748-5269


      WACHOVIA BANK, N.A.


      Domestic Lending Office:            Wachovia Bank (Atlanta)
                                          191 Peachtree Street N.E.,
                                            Mail Code 3940
                                          Atlanta, GA 30303

      Eurodollar Lending Office:          Wachovia Bank (Atlanta)
                                          191 Peachtree Street N.E.,
                                            Mail Code 3940
                                          Atlanta, GA 30303

      Address for Notices:                Wachovia Bank (Atlanta)
                                          191 Peachtree Street N.E.,
                                            Mail Code 3940
                                          Atlanta, GA 30303
                                          Attention:  Kenneth Washington

      Telephone:      (404) 332-1044
      Telecopy:       (404) 332-5016

      THE FIRST NATIONAL BANK OF CHICAGO


      Domestic Lending Office:            First Chicago NBD Corp. (Chicago)
                                          One First National Plaza, 8th Floor
                                          Chicago, IL 60670

      Eurodollar Lending Office:          First Chicago NBD Corp. (Chicago)
                                          One First National Plaza, 8th Floor
                                          Chicago, IL 60670

      Address for Notices:                First Chicago NBD Corp. (Chicago)
                                          One First National Plaza, 8th Floor
                                          Chicago, IL 60670
                                          Attention: Richard Schiller

      Telephone:      (312) 732-5932
      Telecopy:       (312) 732-2016


      THE INDUSTRIAL BANK OF JAPAN, LIMITED
      ATLANTA AGENCY


      Domestic Lending Office:            Industrial Bank of Japan (Atlanta)
                                          191 Peachtree Street N.E., Suite 3600
                                          Atlanta, GA 30303-1757

      Eurodollar Lending Office:          Industrial Bank of Japan (Atlanta)
                                          191 Peachtree Street N.E., Suite 3600
                                          Atlanta, GA 30303-1757

      Address for Notices:                Industrial Bank of Japan (Atlanta)
                                          191 Peachtree Street N.E., Suite 3600
                                          Atlanta, GA 30303-1757
                                          Attention: James Masters

      Telephone:      (404) 420-3327
      Telecopy:       (404) 524-8509


      THE NORTHERN TRUST COMPANY


      Domestic Lending Office:            Northern Trust Company (Chicago)
                                          50 South LaSalle Street - B-0
                                          Chicago, IL 60675

      Eurodollar Lending Office:          Northern Trust Company (Chicago)
                                          50 South LaSalle Street - B-0
                                          Chicago, IL 60675

      Address for Notices:                Northern Trust Company (Chicago)
                                          50 South LaSalle Street - B-0
                                          Chicago, IL 60675
                                          Attention: Stephen B. Bowman

      Telephone:      (312) 444-7946
      Telecopy:       (312) 630-6082


      SOCIETE GENERALE


      Domestic Lending Office:            SG Cowen (Los Angeles)
                                          2029 Century Park East, Suite 2900
                                          Los Angeles, CA 90067

      Eurodollar Lending Office:          SG Cowen (Los Angeles)
                                          2029 Century Park East, Suite 2900
                                          Los Angeles, CA 90067

      Address for Notices:                SG Cowen (Los Angeles)
                                          2029 Century Park East, Suite 2900
                                          Los Angeles, CA 90067
                                          Attention:  J. Staley Stewart

      Telephone:      (310) 788-7103
      Telecopy:       (310) 551-1537


      FIRST AMERICAN NATIONAL BANK


      Domestic Lending Office:            First American National Bank
                                            (Nashville)
                                          First American Center, 2nd Floor
                                          Nashville, TN 37237-0203

      Eurodollar Lending Office:          First American National Bank
                                            (Nashville)
                                          First American Center, 2nd Floor
                                          Nashville, TN 37237-0203

      Address for Notices:                First American National Bank
                                            (Nashville)
                                          First American Center, 2nd Floor
                                          Nashville, TN 37237-0203
                                          Attention: Sandy Hamrick

      Telephone:      (615) 748-2191
      Telecopy:       (615) 748-8480

                                                                    SCHEDULE IV

                               Applicable Margins


================================================================================
                                      LOANS
--------------------------------------------------------------------------------
                              ALTERNATE BASE RATE LOANS         EURODOLLAR LOANS
--------------------------------------------------------------------------------
  LEVEL I PERIOD                      .7500%                        1.750%
--------------------------------------------------------------------------------
  LEVEL II PERIOD                     1.500%                        2.500%
================================================================================